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                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
                                 March 13, 2001

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                 CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP
             Organized pursuant to the Laws of the State of Maryland

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                         Commission File Number 0-11973

      Internal Revenue Service - Employer Identification Number 52-1321492

                 11200 Rockville Pike, Rockville, Maryland 20852

                                 (301) 468-9200

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ITEM 5. OTHER EVENTS
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     There  is no  established  market  for the  purchase  and  sale of units of additional limited partnership interest (Units) in the Partnership, although various informal secondary market services exist. Due to the limited markets, however, investors may be unable to sell or otherwise dispose of their Units.

     On March 13, 2001, Bond Purchase, L.L.C. (Bond) initiated an unregistered tender offer to purchase approximately 2,475 of the outstanding Units in the Partnership at a price of $53 per Unit. The offer expires April 30, 2001. Bond is unaffiliated with the Partnership or the Managing General Partner. The price offered was determined solely at the discretion of Bond and does not necessarily represent the fair market value of each Unit.

     The Managing General Partner has not expressed, and does not express, any opinion and remains neutral toward any offer for the purchase of Units such as that described above.




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                                    SIGNATURE
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CAPITAL REALTY INVESTORS-II LIMITED
                                    PARTNERSHIP
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                                  (Registrant)

                                  by:  C.R.I., INC.
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                                       General Partner



APRIL 3, 2001                          by:  /S/ SUSAN R. CAMPBELL
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DATE                                        Susan R. Campbell
                                            Executive Vice President

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